EXHIBIT 4.5

FOURTH AMENDMENT TO THE

RIGHTS AGREEMENT

July 12, 2013

THIS FOURTH AMENDMENT TO THE RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of the 12th day of July, 2013, by and between FROZEN FOOD EXPRESS INDUSTRIES, INC., a Texas corporation (the “Company”), and REGISTRAR AND TRANSFER COMPANY, a New Jersey corporation, as Rights Agent (the “Rights Agent”). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in that certain Rights Agreement, dated as of June 14, 2000, by and between the Company and Fleet National Bank, as rights agent, as amended (the “Rights Agreement”).

RECITALS:

WHEREAS, the Company and Fleet National Bank, as rights agent, entered into the Rights Agreement;

WHEREAS, the Company has replaced Fleet National Bank as rights agent under the Rights Agreement with Registrar and Transfer Company;

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the Separation Date (as that term is defined in the Rights Agreement), and subject to the penultimate sentence of that Section 27, the Company may, and the Rights Agent shall, if the Company so directs, amend the Rights Agreement;

WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, to be dated as of July 12, 2013 (the “Merger Agreement”), with Duff Brothers Capital Corporation, a Texas corporation (“Parent”), and Duff Brothers Subsidiary, Inc., a Texas corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”); and

WHEREAS, no Person is currently an Acquiring Person, the Rights are currently redeemable, and the Board of Directors of the Company has determined that it is advisable and in the best interest of the Company and its shareholders to amend the Rights Agreement to enable the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby without causing Parent or any of its subsidiaries to become an “Acquiring Person” (as defined in the Rights Agreement);

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Rights Agreement, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Rights Agreement.

Section 2. Amendments to Rights Agreement. The Rights Agreement is hereby amended as set forth in this Section 2.

(a) The definition of “Acquiring Person” in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub, or any Affiliate or Associate of any of them shall be deemed to be an Acquiring Person, either individually or collectively, solely as a result of any or all of the Merger Events.”

(b) The definition of “Expiration Date” in Section 1 of the Rights Agreement is amended to replace the words “and (iv)” with “, (iv)” and to add at the end thereof the words “and (v) the time immediately prior to the Effective Time (as such term is defined in the Merger Agreement) of the Merger (as such term is defined in the Merger Agreement) but only if the Effective Time shall occur.”

(c) The definition of “Flip-In Event” in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of the Merger Events shall be a Flip-In Event or have the effect specified in Section 11(a)(ii).”

(d) The definition of “Flip-Over Event” in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of the Merger Events shall be a Flip-Over Event or have the effect specified in Section 13.”

(e) The definition of “Separation Date” in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Separation Date shall not be deemed to have occurred solely as the result of any or all of the Merger Events.”

(f) The definition of “Stock Acquisition Date” in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of any or all of the Merger Events.”

(g) The following definitions shall be added to Section 1 of the Rights Agreement:

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of July 12, 2013, by and between Parent, Merger Sub and the Company, as it may be amended or supplemented from time to time.

“Merger Events” shall mean (i) the announcement or commencement of the Offer (as such term is defined in the Merger Agreement) (ii) the announcement of the Merger (as such term is defined in the Merger Agreement), (iii) the execution, delivery and performance of the Merger Agreement and the offer to acquire, acquisition of, or right or obligation to acquire, beneficial ownership of Common Stock as a result of or in connection with the execution of the Merger Agreement, (iv) the conversion of Common Stock into the right to receive the Merger Consideration (as such term is defined in the Merger Agreement) in accordance with Article III of the Merger Agreement, (v) the transfer, if any, of Common Stock from Parent to Merger Sub, and (vi) the consummation of the Merger (as such term is defined in the Merger Agreement) and the other Transactions contemplated by the Merger Agreement.

“Merger Sub” shall mean Duff Brothers Subsidiary, Inc., a Texas corporation and a direct, wholly owned subsidiary of Parent.

“Parent” shall mean Duff Brothers Capital Corporation, a Texas corporation.

(h) Section 30 of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed to give any registered holder of a Rights Certificate or any other Person any legal or equitable right, remedy or claim under this Agreement in connection with any or all of the Merger Events.”

(i) Section 11(a)(ii) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing, no provision for adjustment shall be made pursuant to this Section 11(a)(ii) solely as a result of the occurrence of any or all of the Merger Events.”

(j) Section 13(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing, no provision for adjustment shall be made pursuant to this Section 13(a) solely as a result of the occurrence of any or all of the Merger Events.”

(k) Section 7(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed to give any Person any right to exercise the Rights evidenced by any Rights Certificate in connection with any or all of the Merger Events.”

Section 3. Miscellaneous.

(a) The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

(b) This Amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. Without limiting the foregoing, the Rights Agent shall not be subject to, nor required to interpret or comply with, or determine if any Person has complied with, the Merger Agreement, even though reference thereto may be made in this Amendment and the Rights Agreement.

(c) This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(d) If for any reason the Merger Agreement is terminated and the Offer or Merger is abandoned, then this Amendment shall be of no further force and effect and the Agreement shall remain exactly the same as it existed immediately prior to execution of this Amendment.

(e) This Amendment shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

(f) Except to the extent specifically amended hereby, the provisions of the Rights Agreement shall remain unmodified, and the Rights Agreement as amended hereby is confirmed as being in full force and effect.

(g) The undersigned officer of the Company, as an appropriate officer of the Company, (i) hereby certifies on behalf of the Company that, pursuant to Section 27 of the Rights Agreement, this Amendment is in compliance with the terms of Section 27 of the Rights Agreement; and (ii) hereby directs the Rights Agent to execute and deliver this Amendment.

(h) If any term of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed by the undersigned as of the date first written above.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By:	/s/ S. Russell Stubbs
Name:	S. Russell Stubbs
Title:	President and Chief Executive Officer

REGISTRAR AND TRANSFER COMPANY

By:	/s/ Nicola Giancaspio
Name:	Nicola Giancaspio
Title:	Vice President